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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PCC Group, Inc.
Pomona, California


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated December 5, 1997, relating to the audit of the consolidated financial statements of PCC Group, Inc., appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP



Los Angeles, California
June 22, 1998